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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-118183) pertaining to the Archipelago Holdings 2000 Long Term Incentive Plan, Archipelago Holdings 2003 Long Term Incentive Plan and Archipelago Holdings 2004 Stock Incentive Plan, of our report dated February 10, 2005, with respect to the consolidated financial statements of Archipelago Holdings, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young, LLP
New York, NY
March 22, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm